As filed with the Securities and Exchange Commission on April 26, 2018

Registration No. 333-148181

Registration No. 333-164258

Registration No. 333-177505

Registration No. 333-187284

Registration No. 333-213813

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT TO

FORM S-3 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Registration Statement No. 333-148181

Registration Statement No. 333-164258

Registration Statement No. 333-177505

Registration Statement No. 333-187284

Registration Statement No. 333-213813

Archrock Partners, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3935108
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Stephanie C. Hildebrandt

Senior Vice President and General Counsel

Archrock Partners, L.P.

9807 Katy Freeway, Suite 100

Houston, Texas
(281) 836-8000

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act        ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”), filed by Archrock Partners, L.P., a Delaware limited partnership (“APLP”), filed with the Securities and Exchange Commission:

•                  Registration Statement No. 333-148181 on Form S-3, filed on December 19, 2007, registering 2,014,395 common units representing limited partner interests in APLP (the “Common Units”) on behalf of the selling unitholders;

•                  Registration Statement No. 333-164258 on Form S-3, filed on January 8, 2010, as amended by Amendment No. 1 filed on February 23, 2010 and Amendment No. 2 filed on March 4, 2010, registering 15,492,994 Common Units and 6,325,000 subordinated units representing limited partner interests in APLP (the “Subordinated Units”) that may be sold in one or more secondary offerings by the selling unitholder and an indeterminate number of Common Units and debt securities of APLP that may be issued from time to time up to $750,000,000 in aggregate offering price;

•                  Registration Statement No. 333-177505 on Form S-3, filed on October 25, 2011, as amended by Amendment No. 1 filed on November 8, 2011, registering 12,495,391 Common Units and 3,162,500 Subordinated Units on behalf of the selling unitholder;

•                  Registration Statement No. 333-187284 on Form S-3, filed on March 15, 2013, as amended by Amendment No. 1 filed on May 7, 2013 and Amendment No. 2 filed on June 5, 2013, and an indeterminate number of Common Units and debt securities of APLP that may be issued from time to time up to $500,000,000 in aggregate offering price; and

•                  Registration Statement No. 333-213813 on Form S-3, filed on September 27, 2016, registering an indeterminate number of Common Units and debt securities of APLP that may be issued from time to time up to $500,000,000 in aggregate offering price and 11,086,665 Common Units on behalf of the selling unitholder.

On April 25, 2018, the common unitholders of APLP approved the Agreement and Plan of Merger, dated as of January 1, 2018, as amended by Amendment No. 1 thereto, dated as of January 11, 2018 (as so amended, the “Merger Agreement”), by and among APLP, Archrock, Inc., a Delaware corporation (“AROC”), Amethyst Merger Sub LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of AROC (“Merger Sub”), Archrock General Partner, L.P., a Delaware limited partnership, and Archrock GP LLC, a Delaware limited liability company.  Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into APLP, with APLP surviving the merger as an indirect wholly owned subsidiary of AROC (the “Merger”).  At the effective time of the Merger, each outstanding Common Unit was converted into the right to receive 1.40 shares of common stock, par value $0.01 per share, of AROC.

In connection with the completion of the Merger, APLP terminated all offerings of securities pursuant to the Registration Statements. In accordance with undertakings made by APLP in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, APLP hereby removes from registration all of such securities of APLP registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas on April 26, 2018.

ARCHROCK PARTNERS, L.P.

By:	Archrock General Partner, L.P., its general partner

By:	Archrock GP LLC, its general partner

By:	/s/ Stephanie C. Hildebrandt
	Name:	Stephanie C. Hildebrandt
	Title:	Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements has been signed by the following persons on behalf of the registrant in the capacities indicated on the dates indicated:

/s/ D. Bradley Childers	President, Chief Executive Officer and Chairman of the Board, Archrock	April 26, 2018
D. Bradley Childers	GP LLC, as General Partner of Archrock General Partner, L.P., as
General Partner of Archrock Partners, L.P.
(Principal Executive Officer)

/s/ Raymond K. Guba	Interim Chief Financial Officer, Archrock GP LLC, as General Partner of	April 26, 2018
Raymond K. Guba	Archrock General Partner, L.P., as General Partner of Archrock
Partners, L.P.
(Principal Financial Officer)

/s/ Donna A. Henderson	Vice President and Chief Accounting Officer, Archrock GP LLC, as	April 26, 2018
Donna A. Henderson	General Partner of Archrock General Partner, L.P., as General Partner
of Archrock Partners, L.P.
(Principal Accounting Officer)

/s/ James G. Crump	Director, Archrock GP LLC, as General Partner of Archrock General	April 26, 2018
James G. Crump	Partner, L.P., as General Partner of Archrock Partners, L.P.

/s/ G. Stephen Finley	Director, Archrock GP LLC, as General Partner of Archrock General	April 26, 2018
G. Stephen Finley	Partner, L.P., as General Partner of Archrock Partners, L.P.

/s/ Stephanie C. Hildebrandt	Senior Vice President, General Counsel and Director, Archrock GP LLC,	April 26, 2018
Stephanie C. Hildebrandt	as General Partner of Archrock General Partner, L.P., as General
Partner of Archrock Partners, L.P.

/s/ Robert E. Rice	Senior Vice President, Chief Operating Officer and Director, Archrock GP	April 26, 2018
Robert E. Rice	LLC, as General Partner of Archrock General Partner, L.P., as General
Partner of Archrock Partners, L.P.

/s/ Edmund P. Segner, III	Director, Archrock GP LLC, as General Partner of Archrock General	April 26, 2018
Edmund P. Segner, III	Partner, L.P., as General Partner of Archrock Partners, L.P.